Exhibit 10.1

BUILDERS FIRSTSOURCE, INC.

2007 INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Builders FirstSource, Inc. (the “Company”) of

[NUMBER]

restricted stock units (the “Units”) convertible, on a one-for-one basis, into shares of its common stock, par value $0.01 per share.

The Units are granted pursuant to and subject to the provisions of the Builders FirstSource, Inc. 2007 Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Certificate (the “Certificate”), including without limitation the Terms and Conditions beginning on page 2 hereof.  By accepting the Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated as provided in Section 1 hereof or otherwise under the Plan, the Units shall vest (become non-forfeitable) in accordance with the following schedule, provided that the Grantee remains in service as a director of the Company on each applicable vesting date:

Vesting Date	Percent of Units Vested

IN WITNESS WHEREOF, Builders FirstSource, Inc., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

BUILDERS FIRSTSOURCE, INC.	Grant Date:

By:

TERMS AND CONDITIONS

1. Vesting of Units. The Units shall vest (become non-forfeitable) in accordance with the vesting schedule shown on the cover page of this Certificate.  Notwithstanding the vesting schedule, the Units shall become fully vested and exercisable upon (i) the termination of Grantee’s service as a director of the Company due to death, disability, or retirement or (ii) a Change in Control.  For the purposes of this Section, Change in Control shall have the meaning given to it in the Company’s 2014 Incentive Plan (and not the Plan).  The provisions providing for vesting upon a Change in Control set forth in Section 7 of the Plan shall not apply to the Units.

Unless vesting is accelerated as set forth above or otherwise under the Plan, if Grantee’s service as a director of the Company ceases prior to the vesting date, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

2. Conversion to Stock. Unless the Units are forfeited prior to the vesting date as provided in Section 1 above, the Units will be converted to actual shares of Stock on the vesting date.  The Company shall issue the Shares in the name of the Grantee in either certificated or book entry form, as selected by the Company.  Notwithstanding the foregoing, the Company shall have no obligation to issue Shares in payment of the Units until such issuance and payment shall comply with all relevant provisions of law and the requirements of any Exchange upon which the Company’s Shares are then listed.

3. Dividend Equivalents. If any record date for payment of dividends or other distributions with respect to the Shares is set on a date while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Units shall be converted into additional restricted stock units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions are payable.  Such additional restricted stock units shall be subject to the same conditions, including without limitation forfeiture and transfer restrictions and deferral terms, as apply to the Units with respect to which they relate.  For example, dividend equivalents credited to outstanding Units are only earned to the extent that the related Units vest.

4. Changes in Capital Structure. If the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares of stock or securities into which each outstanding share of Stock shall be so exchanged.

5. Restrictions on Transfer. No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or its Parent or any of their subsidiaries, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or its Parent or any of their subsidiaries.  Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution; but the Committee may permit other transfers.

6. Limitation of Rights. The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.

7. Payment of Taxes. Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld by the Company with respect to such amount. The withholding requirement may be satisfied, in whole or in part, by the Company withholding from the Units upon settlement a number of shares of Stock having a Fair Market Value on the date of withholding, equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate.  This Certificate shall be governed by and construed in accordance with the Plan.

10. Compensation Recoupment Policy. This Award is subject to any compensation recoupment policy applicable by its terms to Grantee that the Company may adopt from time to time to comply with any applicable law, rule or regulation of any governmental authority or to comply with the rules and regulations of any stock exchange upon which the Company’s securities are registered.

11. Notice. Notices hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, TX 75201; Attn: General Counsel, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

12. Entire Agreement. This Certificate, including, without limitation, the terms and conditions set forth herein, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

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